EXHIBIT 99.2

FIRST AMENDMENT

TO THE

DECEMBER 1, 2015 RESTATEMENT OF THE

HUNTINGTON INGALLS INDUSTRIES SAVINGS PLAN

This amendment to the December 1, 2015 restatement of the Huntington Ingalls Industries Savings Plan (the “Plan”) is made to (i) revise the Plan’s method for satisfying the required minimum distribution requirements under Code Section 401(a)(9) and (ii) remove the minimum amount requirement for a partial distribution.

The Plan is amended in the following respects, effective for determining required minimum distributions for calendar years beginning on or after January 1, 2016, unless otherwise indicated:

I. Section 2.35 is amended in its entirety to read as follows:

“Section 2.35 Mandatory Commencement Date. This term is defined in Section

10.04(b)(2)(A).”

II. Section 10.04 is amended in its entirety to read as follows:

“Section 10.04 Age 70 1⁄2 Distributions.

(a) Mandatory Commencement. Except as provided in Appendix E, distribution of a Participant’s entire Account will commence in accordance with this Section 10.04.

(b) Required Minimum Distributions.

(1) General Rules.

(A) Effective Date. The provisions of this Section 10.04(b) shall apply for determining required minimum distributions for calendar years beginning on or after January 1, 2016.

(B) Precedence. The provisions of this Section 10.04(b) will take precedence over any inconsistent provisions of the Plan.

(C) Treasury Regulations Incorporated. All distributions required under this Section 10.04(b) will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(2) Time and Manner of Distribution.

(A) Mandatory Commencement Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the April 1 immediately following the later of (i) the calendar year in which the Participant attains age 70 1⁄2, or (ii) if so elected by the Participant under subsection (c), the calendar year in which the Participant retires.

(B) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(ii) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 10.04(b)(2)(B), other than Section 10.04(b)(2)(B)(i), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 10.04(b)(2)(B) and Section 10.04(b)(4), unless Section 10.04(b)(2)(B)(iv) applies, distributions are considered to begin on the Participant’s Mandatory Commencement Date. If Section 10.04(b)(2)(B)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 10.04(b)(2)((B)(i). If distributions under an annuity purchased from an authorized annuity provider irrevocably commence to the Participant before the Participant’s Mandatory Commencement Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 10.04(b)(2)(B)(i)), the date distributions are considered to begin is the date distributions actually commence.

(C) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an authorized annuity provider or in a single sum on or before the Mandatory Commencement Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 10.04(b)(3) and (4). If the Participant’s interest is distributed in the form of an annuity purchased from an authorized annuity provider, distributions under that annuity will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

(3) Required Minimum Distributions During Participant’s Lifetime.

(A) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table provided in Treasury Regulations Section 1.40l(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(B) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 10.04(b)(3) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(4) Required Minimum Distributions After Participant’s Death.

(A) Death On or After Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(a) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(c) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each

Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) Death Before Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 10.04(b)(4)(A).

(ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 10.04(b)(2)(B)(i), this Section 10.04(b)(4)(B) will apply as if the surviving Spouse were the Participant.

(5) Definitions.

(A) Designated Beneficiary. The individual who is designated as the beneficiary under Article 14 and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401 (a)(9)-4, Q&A-1.

(B) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution

Calendar Year is the calendar year immediately preceding the calendar year containing the Participant’s Mandatory Commencement Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 10.04(b)(2)(B). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Mandatory Commencement Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Mandatory Commencement Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(C) Life Expectancy. Life expectancy as computed under the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

(D) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(c) One-Time Election. An Eligible Participant (as defined in paragraph (3)) is permitted to make a one-time election to receive the distribution under subsection (b) or forego the distribution of his or her Account until he or she ceases to be an Eligible Participant.

(1) An Eligible Participant who fails to make an election will be treated as having elected to forego the distribution until he or she ceases to be an Eligible Participant.

(2) Eligible Participants must make the same affirmative or negative election for purposes of his or her Merged Plan Accounts and amounts accumulated under this Plan.

(3) An individual is an Eligible Participant for purposes of this Section so long as:

(A) He or she is not a 5%-Owner; and

(B) He or she remains an Employee.”

III. Effective October 1, 2016, Section 10.08(b) is amended in its entirety to read as follows:

“(b) Partial Distributions. A Participant may instruct the Committee to distribute a portion of his or her vested Account under this Article.”

IV. In all respects not amended, the Plan is hereby ratified and confirmed.

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IN WITNESS WHEREOF, Huntington Ingalls Industries, Inc. has caused this amendment to be executed by its duly authorized representative on this 30th day of September, 2016.

HUNTINGTON INGALLS INDUSTRIES, INC.

By:
William R. Ermatinger
Vice President and Chief Human Resources Officer